Exhibit 2.1

Articles of Conversion For Convrrtlng Ellglblr Entity Into Florldn Prot'll Corporation The Articles of Conversion and attachecl Articles of Incorporation are submitted ro convert the following rllglble bu.sines, entity Into" Flo rich, Profit Corporntlon in accordance with ss. 607. I 1933 & 607.0202, Florida Statutes. 1. The name of the Converting Entity immediately prior to the filing of the A11icles of Conversion is: Humble Energy, Inc. Enter Name of the Converting Entity 2. The conve1ting entity is a _C_o_r_p_o_r_a_t_io_n _ (Enter emity type. Example: limited liability company, limited partnership, general pal111ership, common law or business trust, etc.) first organized, fonned or incorpornted under the laws of_N_e_v_a_d_ a _ (Enter state, or if a non - U.S. entity, the name of the country) on October 13, 2008 Enter date "Converting Entity" was first organized, fortned or incorporated. 3. Tile name of the Florida Profit Corporation as set forth in the attached Articles of lur.orporatlou : Humble Energy, Inc. Enter Name of Florida Profit Corporation 4. This conversion was approved by the eligible converting entity in accordance with this chapter and the laws of its current/organic jurisdiction. 5. Ifnol effective on the date of filing, enter the effective date: _ (The effrdlvr date: Cannot he prior to nor more than 90 days after the date 1bls document Is filed lly the Florida Department of State.) Notr: If the date inserted in this block does not meet the applicable srntuto1y filing requirements, this date will not be listed as the document's effecrive date on the Department of State's records. , - . • - : I - < , £'? ƒ ' , -- . ' - - - ) c:, c..,

Signed this 1st day of October, 2021.

Required Signature for Florida Profit Corporation:

Signature of Director, Officer, or, if Directors or Officers have not been selected, an Incorporator:

P-J Strickland

Printed Name: Paul Strickland Title: Secretary

Required Signature(s) on behalf of Converting Florida partnerships, limited partnerships, and limited liability companies: [See below for required signature(s).]

Signature: P-J Strickland

Printed Name: Paul Strickland Title: Secretary

Signature: ____________________

Printed Name: ____________________ Title: ____________________

Signature: ____________________

Printed Name: ____________________ Title: ____________________

Signature: ____________________

Printed Name: ____________________ Title: ____________________

Signature: ____________________

Printed Name: ____________________ Title: ____________________

Signature: ____________________

Printed Name: ____________________ Title: ____________________

If Florida General Partnership or Limited Liability Partnership:
Signature of one General Partner.

If Florida Limited Partnership or Limited Liability Limited Partnership:
Signatures of **ALL** General Partners.

If Florida Limited Liability Company:
Signature of a Member or Authorized Representative.

All others:
Signature of an authorized person.

Fees:

Articles of Conversion:	$35.00
Fees for Florida Articles of Incorporation:	$70.00
Certified Copy:	$8.75 (Optional)
Certificate of Status:	$8.75 (Optional)

ARTICLfS OF INCORPORATION OF HUMBLE ENERGY, INC. OCTOHER I. 2021 Paul Strickland . being the Secretary and sole Ollicer of HUMBLE ENERGY . INC .. a corporation (the "Corporation") duly organized under the Fl< 1 rida Corporation Business Act (the "Act") . docs herehy certify as follnws : - . - . I. The name of the Corporation is HUMBLE ENERGY. INC. 2. The terms and provisions of these Articles of Incorporation ("Articles") were allirmalively approved hy the holders of a majori 1 y of the issued and outstanding shares of all capital slack of the Corpora 1 ion as of OCTOBER I . 2021 . The number of votes cast pursuant to such consent was suflicient for approval of the Articles . The Articles shall he cffee 1 ive upon tiling with the Department of State of the Stale of Florida ( 1 he "Effcctin Date'') . 3. Pursuant lo Sections 607.1003 and 607.1007 of'thc Ac!. the text of the Articles of Incorporation of1he Corporation are hereby adopted in their entirety as follows: ARTICLE I - NAME The name of1hc Corporation shall be: 1 - !UMBLY ENERGY. INC. ARTICLE II - PRINCIPAL OFFICE The principal place of business/mailing address of 1he Corporation is 4230 So. MacDill Ave. Sui1e 203 Tampa. Fl. 33611. ARTICLE III - PURPOSE The purpose of the Corporation is to engage in any lawful acl or activity for which a corporation may be organized under !he laws of1hc Ac!. ARTICLE IV - SHARES Authorized Shares . This Corroraiion is authorized to issue two classes of stock 10 be designated . respec 1 ivcly . Preferred Slack ("Preferred Stock") and Common Stuck ("Common Stock") . The Iota! munber of' shares of slock !he rnrporalion is autllllrized to have is 76 . 000 . 000 (seven 1 y - six mill inn shares) . The 101 al authorized shares shall consist of 75 . 000 . 000 shares of Common Stock with a par value of . 000 I and 1 . 000 . 000 shares of Prekrrcd stock wi 1 h a par value of . 000 I per share .

Common Stock . Each holder of record of Common Stock shall have the right to one vote for each share of Common Stock registered in their name on the hooks of the Corporation 011 all matters submitted lo a vote of shareholder except as the right lo exercise such vole may he limited by the provisions of these Restated Aniclcs or of any class or series of Preferred Stock established hereunder . The holders of Common Stock shall be entitled lo such dividends as ma,· he declared by the Board of Directors from time to time . provided that required dividends . if any . on the Preferred Stock have been paid or provided for . In the event or the liquidation . dissolution . or winding up . whether voluntary or involuntary of the Corporation . the assets and funds of the Corporation available for distribution to shareholders . and remaining after the payment to holders of Preferred Stock of the amounts (if any) to which they are entitled, shall be divided and paid to the holders of the Common Stock according to their respective shares . Preferred Stock . The Preferred Stock may be created and issued in one or more classes or series al such time or limes and for such consideration as the Board of Directors or the Corporation may ddermine . from timL' to tin 1 t . \ with such designations . preferences . l : onv rsion rights . cumulative . relative . participating . optional or other rights . including voting rights . qualifications . limitations or restrictions thereof as shall be slated and expressed in the· resolution or resolutions providing for the creation and issuance of such series of Preferred Stock as adopted by the Board of Directors pursuant tn lhe authority in this paragraph given . Each class or series shall he so designated as lo distinguish the shares thereof from the shares of all other classes and series . Series A Preferred Stock . A series of authorized Preferred Stock is hereby created having the designation . number of shares . powers . preferences . rights . qualifications . limitations and restrictions thereof arc hereby fixed . as follows : (a) Designation, Par Value and Number . The Preferred Stock shall be divided into series . 1 . 000 . 000 shares or Preferred Stock are lo he designated as the "Series A Preferred Stock·· . par value . 000 I (h) Voting . l : ach share of Series A Preferred shall have Super Voting rights or 20 . 000 votes al any meeting l,ir each I share of Series A Preferred held . The holders of the Series A l'rclcrred Stock shall be entitled to notice of all meetings of shareholders and the rights related to voling in accordance with the Act and the Bylaws of lhc Corporation . (c) Conversion . 1 ƒ ach share of Series A l'rclcrred may be convened into 900 shares of common stock ( I : 900 ) conversion rate . The right to convert rests solely upon the holder . (d) Dividends . Each holder of Series A Preferred shall be paid twice the amount of dividends issued by the Company lo common stockholders on a pro rala basis with the number of Series A Preferred shares held . (e) I . iguidation Prcfcrcm : c . (i) General, 111 the event of any sale or all or substantially all of the 2 assets of the Corporation . a sale of the Corporation . a dissolution . liquidation . bankruptcy . reorganization or other wind - do,vn of the Corroration . whether volunlary or otherwise (a -- Liquidation F . vcnf') . after payment or provision lor payment of the Corporation's debts and other liabilities . the holders of the Series A !'referred Stock . on a pro rata basis . shall be entitled to receive . prior and in preference to any distribution or payment made to the holders of any of the issued and outstanding shares of Common Stock . out of the Corporation's remaining net assets . an aggregate amount equal to $ 4 . 000 . 000 . (ii) lpsuQicient Funds . If . upon the occurrence of a Liquidation Event . atil - r payment or provision for payment of the debts and other liabilities of the Corporation and preferences or other rights granted lo the holders of the Series A Preferred Stock . the remaining net assets and funds of the Corporation legally available for distribution to shareholders by reason of their ownership of stock of the Corporation shall be insullicient to pay the liquidation preference of the holders of the Series A Preferred Stock . then no such distribution shall be made on account of any shares of any other class or series of capital stock of the Corporation and the entire assets and funds of the Corporation legally available for distribution to shareholders by reason of their ownership of stock of the Corporation shall be distributed pro rata among the holders of the Series A Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive . (I) Registration . The holders of the Series A Preferred Stock shall have a right of first refusal to participate in or purchase stock in any registration statement tiled by the Corporation . (g) Transfer . Subject to comrliance with federal . state or jurisdictional securities laws . the Series A Preferred Stock are freely assignable and transfrrable by the holder . ARTICLE V - OFFICF.RS ANO DIRF.C:TORS The number of directors that shall constitute the Board of Directors of the Corporation shall be fixed in the manner prescribed in the f!ylaws of the Corporation and may be increased or decreased from time to time in such a manner as mav be prescribed by the Bylaws . No decrease in the number of directors shall have the effect of shortening the term of any incumbent director . ARTICLE YI AMENDMENTS IQ BYLAWS The Board of Directors of this Corporation is expressly authorized to adort . amend or repeal the Bylaws of this Corporation . or any provision thereof . ARTICLE VII - RF.GISTERED AGF:NT The registered ollice 111 the State of Florida is 1200 South Pine Island Rd . Plantation . Florida 33324 . Broward County . The name of its registered agent at such address is National Registered Agents . Inc . 3

ARTICLE VIII - INDEMNIFICATION The Corporation shall indemnil'y . advance expenses . and hold harmless . to the fullest extent permined hy the Act and other applicable law as it presently exists or may hereatier be amended . any person (a ··covered Person··i who was or is made or is threatened to be made a party or is othcrwisc : involved in any action . suil : or proceeding . whether civil . criminal . administrative . or investigative . and whether formal or informal (a ··Proceeding··i . by reason of the fact that he ur she . or a persc 1 n for whom he or she is the legal representative . is or was a director nr otlieer or the Corporation ur . while a director or ot 1 icer of the Corporation . is or was serving at the request of the Corporation as a director . ot 1 iccr . employee . or agent or another corporation or of a partnership . joint vemure . trust . enterprise . or nonprofit entity . including service with respect w employee benefit plans, against all liability . damages, and loss suffered and expenses (including allorneys· fees) actuallv and reasonably incurred by such Covered Person . Any amendment . repeal . or modification of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification . ARTICLE IX AFFILIATED TRANSACTIONS This Corporation expressly elects not lo be governed by Section 607 . 0901 or the Act . as amended from time to time . relating to afliliated transactions . ARTICLE X - CONTROL SHARE ACQUISITIONS This Corporation expressly elects nol lo he governed by Section 607.0902 of the Act. as amended from time to time. relating to control share acquisitions. [Signature Page Fo/1,ms] 4

IN WITNESS WHEREOF, the Corporation has caused these Amended and Restated Articles of Incorporation to he signed by Paul Strickland, its Sccrctarv, as of the date first above written . Hu. \ lRLE F: rnc;Y. he:. J> J St “ ::r By: Name: Paul Strickland Title: Secretary

Ciocu8ign Envelope ID: 68C55758 - BE04 - 420E - BD39 - 93COA07BCE9E Having been named as registered agent to accept service of process for Humble Energy, Inc. on October 4, 2021, at the place designated in the Articles of Incorporation, I am familiar with and accept the appointment as registered agent and agree to the act in this capacity. Corinne Games/ Assistant Secretary National Registered Agents, Inc.